EXHIBIT 99.1

FOR IMMEDIATE RELEASE                              CONTACT: Leonard E. Moodispaw
                                                       Chairman, CEO & President
                                                                    301.939.7000

       ESSEX CORPORATION COMPLETES ADAPTIVE OPTICS ASSOCIATES ACQUISITION

COLUMBIA, MD - October 2, 2006 - Essex Corporation (NASDAQ: KEYW) announces completion of its acquisition of Adaptive Optics Associates, Inc. (AOA) from Metrologic Instruments, Inc. (NASDAQ: MTLG). As previously disclosed, AOA was acquired for $40,250,000 in cash (exclusive of accounting and attorney fees and customary closing costs and adjustments).

"We welcome the management and staff of AOA to the Essex team," commented Leonard Moodispaw, CEO and President of Essex Corporation. "Jeff Yorsz will continue to lead AOA as a Vice President of Essex and General Manager of the AOA subsidiary. The addition of AOA to Essex forges a powerhouse of optical talent, technology and products that has the capabilities, critical mass, and customer presence to lead the intelligence technology markets in creating new solutions. I believe that a key to new solutions for the toughest signal, image, and information problems facing our intelligence and defense customers will come from optical processing, analysis, and protection products. I am confident that the combination of Essex and AOA people, technology and products will set a new standard for developing and delivering optical solutions for our customers."

Based on the addition of AOA beginning October 1, 2006, Essex is raising its 2006 revenue guidance to a range of $240-$250 million. The acquisition is expected to be accretive immediately. Essex is also raising its preliminary revenue guidance for 2007 to a range of $330-$350 million based on this acquisition. The anticipated Essex Technology and Product Road Show is being rescheduled for later this year in order for AOA capabilities and products to be integrated into it.

"AOA has a long and proud history of developing and delivering sophisticated opto-electronic products for laser communications, directed energy, package handling, and proprietary customers," according to Jeff Yorsz, Essex VP and General Manager. "We see a strong complementarity with Essex and are excited to be joining the Essex team. I believe our experience in developing and productizing optical technology will help Essex accelerate its innovations into the market. Our experience in moving innovations from demonstration to reliable and manufacturable products has direct applicability to several of the Essex optical technologies, including hyperfine based products. For AOA, the addition of Essex' customer base, technical capabilities, rich intellectual property base, and high level government contacts opens up new business opportunities and stimulating challenges for our employees. I look forward to working with Len and the Essex team to combine our talents and provide our customer communities with a formidable array of new products and services."

                                   - M O R E -


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ESSEX CORPORATION COMPLETES ADAPTIVE OPTICS ASSOCIATES ACQUISITION   PAGE 2 OF 2


ABOUT ESSEX:  Essex provides  advanced signal,  image,  information  processing, information assurance and cyber-security solutions, primarily for U.S. Government intelligence and defense customers, as well as for commercial customers. We create our solutions by combining our services and expertise with hardware, software, and proprietary and patented technology to meet our customers' requirements. For more information contact Essex Corporation, 6708 Alexander Bell Drive, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.

ABOUT ADAPTIVE OPTICS ASSOCIATES: AOA, a subsidiary of Essex Corporation, designs, develops and manufactures a wide variety of standard and custom electro-optic and opto-mechanical products. AOA has steadily expanded its engineering and manufacturing capabilities to provide its customers with the highest quality products, systems and services. AOA has an extensive history of selling to government, scientific and industrial customers. More information is available on the Web at WWW.AOAINC.COM.


THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND ARE SUBJECT TO RISKS, UNCERTAINTY AND CHANGES IN CIRCUMSTANCES, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE OR ACHIEVEMENTS. ALL STATEMENTS CONTAINED HEREIN THAT ARE NOT CLEARLY HISTORICAL IN NATURE ARE FORWARD LOOKING. FACTORS, AMONG OTHERS, THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS INCLUDES: THE RISK THAT THE PERCEIVED ADVANTAGES OF THE TRANSACTION MAY NOT BE ACHIEVED; THE DEMAND FOR AOA'S COMPLEX OPTICAL PRODUCTS FROM BOTH GOVERNMENT AND COMMERCIAL CUSTOMERS; ESSEX'S DEPENDENCE ON SALES AND REVENUES FROM GOVERNMENT CONTRACTS; FEDERAL GOVERNMENT AWARDS ARE
SUBJECT TO TERMINATION AT GOVERNMENT CONVENIENCE AND ARE HEAVILY REGULATED; DECLINES IN DEFENSE AND INTELLIGENCE SPENDING; AND GENERAL ECONOMIC CONDITIONS. MORE DETAILED INFORMATION ABOUT THESE AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS IS SET FORTH IN ESSEX'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005. ESSEX IS UNDER NO OBLIGATION TO (AND EXPRESSLY DISCLAIMS ANY SUCH OBLIGATION TO) UPDATE OR ALTER ITS FORWARD-LOOKING STATEMENTS WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


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